UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2010

RECOVERY ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-152571	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Wynkoop Street, Suite 200
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(888) 887-4449
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 14, 2010 we entered into a management consulting agreement with Market Development Consulting Group, Inc., known as MDC Group.  MDC Group will assist our management in developing and executing its strategy on corporate finance, capital markets, investor relations and corporate communications.  Under the consulting agreement MDC Group received 750,000 shares of our common stock, a five year warrant to purchase 750,000 shares of our common stock at $1.50 per share and a three year warrant to purchase 250,000 shares of our common stock at $1.50 per share.  The consulting agreement is for three years and thereafter renews annually at a rate of $20,000 per month unless either party elects to terminate the agreement.

Also on June 14, 2010 we issued a three year warrant to purchase 50,000 shares of our common stock for $1.50 as compensation to Globe Media, which provides us with public relations services.

In connection with our $15,000,000 credit agreement entered into with Hexagon Investments, LLC on April 14, 2010 we agreed to negotiate and enter into a registration rights agreement with Hexagon Investments.  Hexagon Investments is also the lender on our $10,000,000 credit agreement.  On June 17, 2008 we entered into a registration rights agreement with Hexagon Investments covering 5,000,000 shares of our common stock owned by Hexagon Investments and 3,000,000 shares of our common stock underlying warrants owned by Hexagon Investments.

On June 14, 2010 our board of directors amended and restated our bylaws, which are attached as Exhibit 3.2 hereto.  The principal change was to separate the positions of chief executive officer and president so that they could be held by different people.

Item 3.02      Unregister Sale of Equity Securities

Issuance of the shares and warrants described above was not registered under the Securities Act of 1933.  The issuance of these shares was exempt from registration, pursuant to Section 4(2) of the Securities Act of 1933.  These securities qualified for exemption since the issuance securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the sale, size of the offering, manner of the offering and number of securities offered. In addition, these shareholders have the necessary investment intent as required by Section 4(2) since each agreed to and received a share certificate and/or warrants bearing a legend stating that such securities are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for these issuances.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Identification of Exhibits
3.2	Amended and Restated Bylaws
10.1	Consulting Agreement with Market Development Consulting Group, Inc.
10.2	Five Year Warrant to Market Development Consulting Group, Inc.
10.3	Three Year Warrant to Market Development Consulting Group, Inc.
10.4	Warrant to Globe Media
10.5	Registration Rights Agreement with Hexagon Investments, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RECOVERY ENERGY, INC.

Date: June 18, 2010	By:	/s/ Jeffrey A. Beunier
Jeffrey A. Beunier
Chief Financial Officer